EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registrant’s Report on Form 8-K, dated July 19, 2002, pertaining to CytRx Corporation’s acquisition of Global Genomics Capital, Inc. of our report dated March 26, 2002, with respect to the financial statements and schedule of Blizzard Genomics, Inc. included in the Form 8-K, filed with the Securities and Exchange Commission May 28, 2002 by the Registrant.

By:	/s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD.
Silverman Olson Thorvilson & Kaufmann, Ltd.

July 30, 2002